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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Lexicon Genetics Incorporated and to the incorporation by reference therein of our report dated February 12, 2004, with respect to the consolidated financial statements of Lexicon Genetics Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Houston, Texas
January 18, 2005